UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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☐	Soliciting Material Pursuant to Section 240.14a-12
PREMIER EXHIBITIONS, INC.

(Name of Registrant as Specified In Its Charter)
Sellers Capital LLC
Sellers Capital Master Fund, Ltd.

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Media Contact:	Stefan Prelog
Walek & Associates
212-590-0523
sprelog@walek.com
Premier Exhibitions’ Shareholders Deliver Sufficient Consents
to Elect Sellers Capital’s Four Director Nominees
Premier asked to honor results
CHICAGO, January 16, 2009 — Sellers Capital LLC (Sellers Capital), the largest shareholder of Premier Exhibitions, Inc. (Premier) (PRXI), representing approximately 16.3% of the outstanding shares, announced today that it has received and delivered to Premier sufficient consents to elect its four nominees to Premier’s board of directors.
Although it continues to receive consents from shareholders, Sellers Capital has already received consents from shareholders representing more than 50% of Premier’s outstanding shares. Shareholders of Premier that have not yet provided a consent are urged to still do so. Your vote will have an impact in causing the election of Sellers Capital’s director nominees to be promptly honored.
Do not sign the BLUE consent revocation card.
Do not send in any consent revocation forms that are sent to you by Premier.
Throughout the process, Sellers Capital received substantial, unsolicited feedback from fellow Premier investors and former employees supporting its consent solicitation.
Sellers Capital calls on Premier’s Special Committee and CEO Arnie Geller to honor the consent solicitation results. Premier has repeatedly professed its desire to avoid a “costly and disruptive” battle over control of the board, and now has the opportunity to keep its word.
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Sellers Capital and its affiliates are the beneficial owners of 4,778,399 shares of common stock of Premier, representing approximately 16.3% of the company’s outstanding shares, based upon the 29,284,999 shares of common stock reported by Premier to be outstanding as of October 6, 2008 in its Quarterly Report on Form 10-Q filed with the SEC on October 10, 2008.
Sellers Capital, certain of its affiliates and its nominees to the board are the participants in the solicitation of consents. Shareholders of Premier should read the definitive consent solicitation statement of Sellers Capital because it contains important information relating to the solicitation of consents and its nominees to the Premier Board. The definitive consent solicitation statement and any other relevant documents are available free of charge from the SEC’s website located at www.sec.gov or from Sellers Capital or The Altman Group.

Shareholder Contact:	Media Contact:
Sam Weiser	Stefan Prelog
Sellers Capital, LLC	Walek & Associates
312-775-1307	212-590-0523
sweiser@sellerscapital.com	sprelog@walek.com